As filed with the Securities and Exchange Commission on May 24, 2012
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Parametric Sound Corporation
 (Exact Name of Registrant as Specified in Its Charter)

Nevada	27-2767540
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

13125 Danielson Street, #110 Poway, California
(Address of Principal Executive Offices including Zip Code)

(877) 477-2150
(Registrant’s Telephone Number, including Area Code)

Parametric Sound Corporation 2012 Stock Option Plan
(Full Title of the Plan)

JAMES A. BARNES
Chief Financial Officer, Treasurer and Secretary
PARAMETRIC SOUND CORPORATION
13125 Danielson Street, #110
Poway, California
(877) 477-2150
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to: JOSHUA E. LITTLE, ESQ. Durham Jones & Pinegar, P.C. 192 E. 200 N., Third Floor St. George, Utah 84770 (435) 674-0400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	853,000	$3.25 - $5.12	$3,180,380	$266.08
(1)  Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)  This amount includes 253,000 shares (following the Registrant’s 1-for-5 stock split) that have previously been registered on Form S-8 (File No. 333-171838) in connection with the Registrant’s 2010 Stock Option Plan, with respect to which a fee of $98.40 has already been paid.
(3)  This estimate is made pursuant to Rule 457(h) and (c) and is determined according to the following offering price information:
•	Shares of common stock reserved for issuance under the Parametric Sound Corporation 2012 Stock Option Plan (the “Plan”), being registered hereunder: 853,000 shares
•
Shares of common stock subject to outstanding options at indicated exercise price:  531,000 shares at $3.25 per share; 10,000 shares at $3.90 per share; 10,000 shares at $4.25 per share; 16,000 shares at $4.39 per share; 175,000 shares at $4.50 per share; 67,500 shares at $4.55 per share; 10,000 shares at $4.12 per share: and 20,000 shares at $5.12 per share

•	Shares of common stock reserved for issuance upon exercise of options to be granted in the future: 13,500 shares
Pursuant to Rule 457(h) and (c), for all shares of Common Stock being registered hereunder with an exercise price which cannot be presently determined (13,500 shares), the Proposed Maximum Offering Price Per Share is $4.79 per share of Common Stock, which is based on the average of the high and low prices for the Registrant’s common stock as reported on the Nasdaq Capital Market on May 23, 2012.

INTRODUCTION

This Registration Statement on Form S-8 registers the offer and sale of 853,000 shares of Parametric Sound Corporation’s (the “Registrant’s”) Common Stock, par value $0.001 per share, for issuance under the Parametric Sound Corporation 2012 Stock Option Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to directors, officers, employees and consultants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  Such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended September 30, 2011, filed with the SEC on November 22, 2011.

(b)	Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2011, filed with the SEC on January 25, 2012.

(c)	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed with the SEC on May 7, 2012.

(d)	Current Reports on Form 8-K, filed on May 4, April 6, March 28, March 26, March 7, March 6, February 17, February 15, January 24, and January 3, 2012.

(e)
Description of the Registrant’s common stock contained in its Registration Statement on Form 10, as amended, filed with the SEC on June 24, 2010, including any amendments or reports filed for the purpose of updating such description.

(d)
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be incorporated by reference into this Registration Statement from the date of filing of such documents.

Any document and any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated herein by reference modifies or supersedes such statement or such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant’s officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes (“NRS”), the Registrant’s articles of incorporation and its bylaws. Section 78.7502 of the NRS provides that a corporation may eliminate personal liability of an officer or director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such indemnification is limited if such party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

The Registrant’s articles of incorporation and bylaws state that it shall indemnify its directors and officers to the fullest extent not prohibited by the NRS. Except under limited circumstances, the Registrant’s bylaws provide that the Registrant will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified. In addition, to the fullest extent permitted by the NRS, the Registrant may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to its bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a small business issuer pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against these types of liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will submit the question of whether indemnification by the Registrant is against public policy to an appropriate court and will be governed by the final adjudication of the case.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

5.1	Opinion of Durham, Jones & Pinegar, P.C.
23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP.
23.2	Consent of Durham, Jones & Pinegar, P.C.
24.1	Power of Attorney.
99.1	2012 Stock Option Plan of Parametric Sound Corporation (incorporated by reference to the Current Report on Form 8-K of Parametric Sound Corporation, filed with the SEC on October 5, 2011)

ITEM 9.  UNDERTAKINGS.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 24, 2012.

PARAMETRIC SOUND CORPORATION

By:	/s/ Kenneth F. Potashner
Kenneth F. Potashner Executive Chairman and Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below authorizes James A. Barnes, with full power of substitution and resubstitution, his true and lawful attorney-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature	Title	Date
/s/ Kenneth F. Potashner Kenneth F. Potashner	Executive Chairman and Director (Principal Executive Officer)	May 24, 2012

/s/ James A. Barnes James A. Barnes	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	May 24, 2012

/s/ Elwood G. Norris Elwood G. Norris	President and Director	May 24, 2012

/s/ James L. Honore James L. Honore	Director	May 24, 2012

/s/ Seth Putterman Seth Putterman	Director	May 24, 2012

/s/ Robert M. Kaplan Robert M. Kaplan	Director	May 24, 2012

/s/ Andrew Wolfe Andrew Wolfe	Director	May 24, 2012

EXHIBIT INDEX

Exhibits

5.1	Opinion of Durham, Jones & Pinegar, P.C.*
23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP*
23.2	Consent of Durham, Jones & Pinegar, P.C. (included in Exhibit 5.1 hereto).*
24.1	Power of Attorney (included on signature page hereto).*
99.1	2012 Stock Option Plan of Parametric Sound Corporation (incorporated by reference to the Current Report on Form 8-K of Parametric Sound Corporation, filed with the SEC on October 5, 2011)
_______________
*           Filed herewith.